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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------



                                    FORM 8-K


                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT


                                 July 17, 2000
                                 Date of Report

                (Date of Earliest Event Reported: June 30, 2000)


                            ORION TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                             1133 21st Street, N.W.
                                   8th Floor
                           Washington, D.C. 20036
              (Address of principal executive offices (zip code))

                                 (202) 822-0114
              (Registrant's telephone number, including area code)



        Nevada                            000-29673                          88-0369588
(State of incorporation)         (Commission File Number)         (IRS Employer Identification No.)

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

         On June 30, 2000, Hancock Holdings, Inc., the wholly-owned subsidiary of Orion Technologies, Inc., acquired all of the issued and outstanding capital stock of Transaction Verification Systems, Incorporated ("TVS") through its merger with TVS in accordance with the terms and conditions of the Agreement and Plan of Merger dated as of June 8, 2000 ("Merger Agreement") between Orion, Hancock, and TVS. Upon the consummation of the Merger, Hancock changed its name to Transaction Verification Systems, Incorporated (the "Surviving Company").

         Prior to the Merger, TVS had 546,380 shares of common stock, par value $0.05 ("TVS Common Stock"), and 20,000 shares of preferred stock, par value $10.00 ("TVS Preferred Stock"), outstanding. Pursuant to the Merger Agreement, each share of TVS Common Stock was converted into the right to receive 0.3661 shares of Orion common stock, par value $0.001 ("Orion Common Stock"). A total of 200,030 shares of Orion Common Stock will be issued to the holders of the TVS Common Stock. Each share of the TVS Preferred Stock was converted into either the right to receive a promissory note from the Surviving Company in the amount of Ten Dollars ($10.00) per share, or upon the holder's providing proper notice to Orion, the right to convert each TVS Preferred share into 2.5 shares of Orion Common Stock. So far, the holders of 9,206 shares of TVS Preferred Stock elected to receive Orion Common Stock. Any holders of TVS Preferred Stock who do not elect to receive Orion Common Stock will receive a promissory note. The promissory notes bear 8% per annum simple interest, with principal and interest are due and payable on December 31, 2000, with each note being guaranteed by Orion. The Surviving Company intends to pay the promissory notes, when due, cash flow from operations.

         The Merger Agreement contained a share adjustment provision pursuant to which, if the combined market value of the promissory notes and Orion Common Stock issued pursuant to the Merger does not equal $1,000,000 on the 60th day following the Merger, then additional shares of Orion Common Stock would be issued on a pro rata basis in order to increase the total consideration for the Merger to an amount equal to $1,000,000 as of that date. The consideration was determined by arms-length negotiations between Orion, Hancock and TVS and was presented to and approved by the directors of each corporation and the shareholders of Hancock and TVS.

         Pursuant to the Merger, the Surviving Company acquired all of the assets of TVS, which consisted primarily of customer trade receivables, inventory, property and equipment, and other intangibles. The Surviving Company intends to use these assets to continue and expand the business operations of TVS.

         TVS is engaged in the design and manufacture of point of sale interface systems, allowing merchants and retailers to record and monitor their transactions in order to reduce inventory shrinkage. The TVS systems record point of sale transactions in real time and allow management to analyze employee and customer activity through the use of customized software. TVS has 24 full and part-time employees working at its offices in Falls Church, Virginia.





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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     It is impracticable to provide the financial statements required relative to the acquired business described in Item 2 at the time this Current Report on Form 8-K is filed. Orion will file the required financial statements as soon as practicable, but in no event later than September 15, 2000.

(b)  Pro Forma Financial Information.

     It is impracticable to provide the pro forma financial information required relative to the acquired business described in Item 2 at the time this Current Report on Form 8-K is filed. Orion will file the required pro forma financial information as soon as practicable, but in no event later than September 15, 2000.

(c)  Exhibits.

     2 Agreement and Plan of Merger (The disclosure schedules listed in the table of contents to the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of such exhibits and schedules will be furnished supplementally to the Securities and Exchange Commission upon request.)

     27 Financial Data Schedule. Orion will file the financial data schedule as soon as practicable, but in no event later than September 15, 2000.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  ORION TECHNOLOGIES, INC.,
                                  A Nevada Corporation

Date July 17, 2000                By :        /s/
                                        ----------------------------
                                        A. Frans Heideman,
                                        President





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